UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2009

REMEC, INC.

(Exact name of registrant as specified in its charter)

California	1-16541	95-3814301
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3790 Via de la Valle, Del Mar, CA 92014

(Address of principal executive offices, with zip code)

(858) 259-4302

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 17, 2006, in connection with the Asset Purchase Agreement dated March 13, 2005, and amended on July 11, 2005 (the “APA”) by and between REMEC and Powerwave Technologies, Inc. (“Powerwave”), REMEC received a copy of a certificate dated May 12, 2006, submitted by Powerwave to Greater Bay Trust Company (the “Escrow Agent”) pursuant to the related Escrow Agreement dated as of September 2, 2005 by and among Powerwave, REMEC, and the Escrow Agent, certifying indemnification claims by Powerwave against REMEC potentially in excess of the escrow funds ($15.0 million), together with instructions not to release the escrow funds on the release date of June 2, 2006. These indemnification claims arose primarily from alleged product warranty claims made against Powerwave by REMEC’s former customers following the sale of the Wireless Systems Business unit to Powerwave. On May 17, 2007 REMEC filed a Complaint for Declaratory Relief against Powerwave in Orange County Superior Court, seeking a judicial declaration that REMEC owes Powerwave nothing and ordering a disbursement of all escrow funds to REMEC. On or about June 20, 2007, Powerwave answered REMEC’s Complaint, and filed a Cross Complaint for Breach of Contract and Declaratory Relief, seeking damages in excess of $5.0 million.

On March 10, 2009, REMEC and Powerwave entered into a settlement agreement pursuant to which REMEC agreed to pay to Powerwave the sum of $1,960,000; Powerwave agreed to release all the escrow funds, including accrued interest, to REMEC (approximately $16.93 million); the parties agreed to a mutual release of all claims related to the sale of the Wireles Systems Business, including but not limited to claims arising from the APA, and to dismiss the Complaint and Cross-Complaint with prejudice. In addition, Powerwave agreed to assume all product warranty claims arising from the Purchased Assets or relating to the Wireless Systems Business as defined in the APA.

Item 7.01	Regulation FD Disclosure.

Following the release of the escrow funds, REMEC’s Board of Directors will determine whether and when a liquidating distribution should be made to the Company’s shareholders. If the Board elects to authorize such a distribution, there is no assurance of the amount or timing of a liquidating distribution.

In accordance with General Instruction B.2. of Form 8-K, the information in Item 7.01 of this Current Report on Form 8-K shall not be deemed ‘filed’ for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the ‘Exchange Act’), or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REMEC, INC.

Date: March 16, 2009	By:	/s/ Richard A. Sackett
Richard A. Sackett, President